Exhibit 3.1
                          AMENDED AND RESTATED BY-LAWS
                                       OF
                                   MAXXAM INC.

                             Amended March 30, 2000

                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The corporation shall maintain a registered office in the State of Delaware as required by law.

         Section 2. Other Offices. The corporation may also have offices at other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of stockholders shall be held at such places, either within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

         Section 2. Annual Meeting. Annual meetings of stockholders shall be held on such date during the month of May or June of each year, or such other date as may be determined by the Board of Directors, and at such time as may be fixed from time to time by the Board of Directors or any officer(s) designated by the Board of Directors. At each annual meeting of stockholders, the stockholders shall elect directors by a plurality vote, and may transact such other business as may properly be brought before the meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of stockholders.

         Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complied with the applicable notice procedures. The provisions governing the required notice are set forth in (i) the Fifteenth paragraph of the corporation's Restated Certificate of Incorporation for purposes of nominations for directors, and (ii) this By-Law for purposes of proposal of other business.

         For business, other than nominations for directors, to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 120 calendar days before the first anniversary of the date of the corporation's proxy statement released to the stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the previous year's meeting, notice by the stockholder to be timely must be so delivered not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth, as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made as well as (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, if applicable, and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if applicable.

         In addition to the information required in the Fifteenth paragraph of the corporation's Restated Certificate of Incorporation, any stockholder's notice relating to nominations for directors shall set forth all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

         Notwithstanding anything herein to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 130 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

         Only such persons who are nominated in accordance with the procedures set forth in the corporation's Restated Certificate of Incorporation and these By-Laws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether any nomination or business proposed to be brought before the meeting was made in accordance with the procedures set forth in the corporation's Restated Certificate of Incorporation or these By-Laws, as applicable, and if any proposed nomination or business is not in compliance with the corporation's Restated Certificate of Incorporation or these By-Laws, as applicable, to declare that such defective nomination or proposal shall be disregarded.

         For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

         Notwithstanding the Fifteenth paragraph of the corporation's Restated Certificate of Incorporation or the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the Fifteenth paragraph of the corporation's Restated Certificate of Incorporation and this By-Law. Nothing in the Fifteenth paragraph of the corporation's Restated Certificate of Incorporation or this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 3. Special Meetings. As required by the Sixteenth paragraph of the corporation's Restated Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may only be called by the Board of Directors. The business to be transacted at any special meeting shall be confined to the specific purpose or purposes set forth in the notice of such meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting of stockholders.

         Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected
(a) pursuant to the corporation's notice of meeting (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the third paragraph of Section 2 of Article II of these By-Laws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether any nomination or business proposed to be brought before the meeting was made in compliance with the procedures set forth in this By-Law, and if any proposed nomination or business is not in compliance, to declare that such defective nomination or proposal shall be disregarded.

         Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 4. Notice of Meetings. Notice of all meetings of the stockholders shall be given to each stockholder entitled to vote thereat at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held, and no other business shall be transacted thereat except as stated in such notice.

         Section 5. Quorum; Adjournments of Meetings. The holders of outstanding shares of stock of the Corporation entitled to cast a majority of the votes entitled to be cast by the holders of all classes of capital stock of the Corporation entitled to vote generally in elections of directors, considered for this purpose as one class, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, but if there be less than a quorum, the chairman of the meeting or the holders of shares of stock of the Corporation entitled to cast a majority of the votes entitled to be cast by the holders of all classes of the Corporation's capital stock so present or represented may adjourn the meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat that might have been transacted on the original date of the meeting. In the event that at any meeting there are not present, in person or by proxy, holders of shares of stock of the Corporation entitled to cast that number of votes which may be required by the laws of the State of Delaware, or other applicable statute, the Restated Certificate of Incorporation or these By-Laws, for action upon any given matter, action may nevertheless be taken at such meeting upon any other matter or matters which may properly come before the meeting if there shall be present thereat, in person or by proxy, holders of shares of stock of the Corporation entitled to cast that number of votes required for action in respect of such other matter or matters.

         Section 6. Voting. At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Restated Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his/her or its name on the books of the corporation. Except as otherwise required by statute, the Restated Certificate of Incorporation or these By-Laws, all matters, other than the election of directors, brought before any meeting of the stockholder shall be decided by a majority vote of the stockholders of the corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.

         Section 7. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election, to receive, canvass and report the votes cast by the stockholders at such meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

         Section 8. Chairman of Meetings. The Chairman of the Board of Directors, or any officer or director of the Corporation so designated by the Chairman of the Board of Directors, or in the absence of either of the foregoing, the Vice Chairman, or in the absence of all of the foregoing persons, the President, shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, his/her designee, the Vice Chairman and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as chairman of any meeting.

         Section 9. Secretary of Meetings. The Secretary or an Assistant Secretary of the corporation shall act as secretary of all meetings of the stockholders, and, in their absence, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

         Section 10. List of Stockholders. It shall be the duty of the officer of the corporation who has charge of the stock ledger of the corporation to prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting (the "stockholder list"), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his/her or its name. The stockholder list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for such ten day period either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. The stockholder list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present at said meeting.

         Section 11. Procedural Rules. The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts appropriate to the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business of the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting determined by the Board of Directors or the chairman of the meeting. The chairman of the meeting shall have the power to adjourn the meeting to another place, date or time. Meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. General Powers. Except as otherwise provided in the Restated Certificate of Incorporation or these By-Laws, the property, business and affairs of the corporation shall be managed and controlled by the Board of Directors. The Board may exercise all such authority and powers of the corporation and do all such lawful acts and things as are not by statute or the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         Section 2. Number of Directors. The number of directors of the corporation (exclusive of directors to be elected by the holders of any one or more classes or series of Preferred Stock of the corporation or any other class or series of stock of the corporation, which may at some time be outstanding, voting separately as a class or classes) shall not be less than three nor more than fourteen, and may be changed from time to time by action of not less than a majority of the members of the Board then in office. Whenever the words "whole Board," "entire Board" or "total number of directors" are used in these By-Laws, such words shall mean the number of directors fixed by the Board and then in effect in accordance with the provisions of the Restated Certificate of Incorporation or these By-Laws.

         Section 3. Annual Meeting. The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the principal office, if any, of the corporation in the city in which the annual meeting of stockholders was held at which any of such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

         Section 4. Regular Meetings. Regular meetings of the Board of Directors, other than the annual meeting, shall be held at such times and places, and on such notice, if any, as the Board of Directors may from time to time determine.

         Section 5. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board or the Vice Chairman or the President or may be called at the request of any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the Secretary of the corporation or an Assistant Secretary of the corporation, or, in their absence, by the person or persons calling the meeting by mailing the same at least five days before the meeting or by telephoning, telegraphing, transmitting by facsimile or electronically or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Restated Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

         Section 6. Attendance By Communications Equipment. Unless otherwise restricted by the Restated Certificate of Incorporation, members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting. Any meeting at which one or more members of the Board of Directors or of any committee designated by the Board shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

         Section 7. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board or, in his/her absence, the Vice Chairman, or in his/her absence, the President. In the absence of the Chairman of the Board, the Vice Chairman and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation, or, in his/her absence, an Assistant Secretary of the corporation, shall act as secretary of the meeting, but, in their absence, the presiding officer may appoint any person to act as secretary of the meeting.

         Section 8. Quorum; Vote. A majority of the directors then in office (but in no event less than one-third of the total number of directors) shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Restated Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

         Section 9. Compensation. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties, and the foregoing shall not be construed as prohibiting the payment to any director of compensation for services rendered in any other capacity.

                                   ARTICLE IV
                                   COMMITTEES

         Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its members an Executive Committee to consist of three or more members and may designate one of such members as chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. Except as provided in Section 4 of this Article IV, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and the Executive Committee may authorize the seal of the corporation to be affixed to all papers which may require it.

         Section 2. Other Committees. The Board of Directors, acting by a majority of the whole Board, may also appoint from among its own members such other committees as the Board may determine, to have such powers and duties as shall from time to time be prescribed by the Board and which, in the discretion of the Board, may be designated as committees of the Board.

         Section 3. Quorum and Discharge. A majority of the entire committee shall constitute a quorum for the transaction of business of any committee and may fix its rules of procedure. The Board of Directors may discharge any committee either with or without cause at any time.

         Section 4. Powers of Committees. No committee designated or appointed by the Board of Directors shall have the power or authority of the Board in reference to (a) amending the Restated Certificate of Incorporation, (b) adopting an agreement of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, (e) amending the By-Laws of the corporation, (f) declaring dividends, (g) designating committees, (h) filling vacancies among committee members or (i) removing officers. The Executive Committee shall have the power and authority of the Board to authorize the issuance of shares of capital stock of the corporation of any class or any series of any class.

         Section 5. Committee Meetings. Regular meetings of any committee designated or appointed by the Board of Directors shall be held at such times and places and on such notice, if any, as the committee may from time to time determine. Special meetings of any committee designated or appointed by the Board may be called by order of the Chairman of the Board, Vice Chairman of the Board, President of the corporation, Chairman of the committee or any two members of any such committee. Notice shall be given of the time and place of each special meeting by mailing the same at least two days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each committee member. Except as otherwise spe cified in the notice thereof or as required by law, the Restated Certificate of Incorporation or these By-Laws, any and all business may be transacted at any regular or special meeting of a committee. The Secretary of the corporation shall keep the minutes of the meetings of all committees designated or appointed by the Board of Directors and shall be the custodian of all corporation records.

                                    ARTICLE V
                                    OFFICERS

         Section 1. General. The Board of Directors shall elect the following executive officers: a Chairman of the Board, a Vice Chairman, a President, one or more Vice Presidents and a Secretary; and it may elect or appoint from time to time such other or additional officers as in its opinion are desirable for the conduct of the business of the corporation.

         Section 2. Term of Office: Removal and Vacancy. Each officer shall hold his/her office until his/her successor is elected and qualified or until his/her earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled at any regular or special meeting of the Board of Directors.

         Section 3. Powers and Duties. Each of the officers of the corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his/her respective office as well as such powers and duties as from time to time may be conferred upon him/her by the Board of Directors. Unless otherwise ordered by the Board of Directors after the adoption of these By-Laws, the Chairman of the Board, or, when the office of Chairman of the Board is vacant, the President, shall be the chief executive officer of the corporation.

         Section 4. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Vice Chairman and the President each shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.


                                   ARTICLE VI
                                  CAPITAL STOCK

         Section 1. Certificates of Stock. Certificates for stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice President and by the Secretary of the corporation or an Assistant Secretary of the corporation.

         Section 2. Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

         Section 3. Ownership of Stock. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                   ARTICLE VII
                                    AMENDMENT

         The Board of Directors shall have the power to make, alter or repeal the By-Laws of the corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Section 1. Obligation to Indemnify. This corporation shall, to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the Delaware General Corporation Law or the Delaware Limited Liability Company Act, only to the extent that such amendment permits this corporation to provide broader indemnification rights than said laws permitted this corporation to provide prior to such amendment), indemnify each person who is or was a director, manager or officer of this corporation or of any of its wholly owned subsidiaries at any time on or after August 1, 1988, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, manager, officer, employee or agent of this corporation or of any of its wholly owned subsidiaries, or is or was at any time serving, at the request of this corporation or any of its wholly owned subsidiaries, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties (with respect to any employee benefit plan or otherwise), and amounts paid or to be paid in settlement) incurred or suffered by such director, manager, officer, employee or agent in connection with such proceeding; provided, however, that, except as provided in Section 5 of this ARTICLE VIII, this corporation shall not be obligated to indemnify any person under this
ARTICLE VIII, in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors of this corporation and was initiated by such person against (i) this corporation or any of its subsidiaries, (ii) any person who is or was a director, manager, officer, employee or agent of this corporation or any of its subsidiaries and/or
(iii) any person or entity which is or was controlled, controlled by, or under common control with, this corporation or has or had business relations with this corporation or any of its subsidiaries.

         Section 2. Contract Right; Advance Payment of Expenses. The right to indemnification conferred in this ARTICLE VIII shall be a contract right, shall continue as to a person who has ceased to be a director, manager or officer of this corporation or of any of its wholly owned subsidiaries and shall inure to the benefit of his or her heirs, executors and administrators, and shall include the right to be paid by this corporation the expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that, if and to the extent that Delaware law so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to this corporation of an under taking, by or on behalf of such director, manager or officer or former director, manager or officer, to repay all amounts so advanced if it shall ultimately be determined that such director, manager or officer or former director, manager or officer is not entitled to be indemnified by this corporation.

         Section 3. Vesting of Rights. The corporation's obligation to indemnify and to pay expenses in advance of the final disposition of a proceeding under this ARTICLE VIII shall arise, and all rights and protections granted to directors, managers and officers under this ARTICLE VIII shall vest, at the time of the occurrence of the transaction or event to which any proceeding relates, or at the time that the action or conduct to which any proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when any proceeding is first threatened, commenced or completed.

         Section 4. Continuing of Obligations. Notwithstanding any other provision of these By-laws or the Restated Certificate of Incorporation of this corporation, no action by this corpora tion, either by amendment to or repeal of this ARTICLE VIII or the Restated Certificate of Incorporation of this corporation or otherwise shall diminish or adversely affect any right or protection granted under this ARTICLE VIII to any director, manager or officer or former director, manager or officer of this corporation or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

         Section 5. Right to Sue for Unpaid Claims. If a claim for indemnification and/or for payment of expenses in advance of the final disposition of a proceeding arising under this ARTICLE VIII is not paid in full by this corporation within thirty days after a written claim has been received by this corporation, the claimant may at any time thereafter bring suit against this corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

         Section 6. Non-Exclusivity. The right to indemnification and the payment of expenses incurred in connection with the defense or investigation of a proceeding in advance of its final disposition conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the By-Laws, Restated Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise. This corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

         Section 7. Effective Date. The provisions of this ARTICLE VIII shall apply to any proceeding commenced on or after August 1, 1988. The provisions of this ARTICLE VIII of this corporation's By-Laws, as in effect on July 31, 1988, shall govern indemnification in respect of any proceeding commenced prior to August 1, 1988 and in respect of any rights to indemnification or prepayment of expenses granted under the provisions of said ARTICLE VIII which shall have become vested.

                                   ARTICLE IX
                               LIABILITY INSURANCE

         The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, manager, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of
ARTICLE VIII hereof.

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 1. Corporate Seal. The seal of the corporation shall be circular in form and shall contain the name of the corporation and the year and State of incorporation. The Secretary of the corporation shall be the custodian of the seal of the corporation.

         Section 2. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the corporation.

         Section 3. Waiver of Notice. Any notice required to be given under the provisions of these By-Laws or otherwise may be waived by the stockholder, director, member of any committee or officer to whom such notice is required to be given, before or after the meeting or other action of which notice was required to be given.